As filed with the Securities and Exchange Commission on December 28, 2011

Registration No. 333-174818

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

PRE-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

_______________________

SOFTECH, INC.

(Exact name of registrant as specified in its charter)

_______________________

Massachusetts	7373	04-2453033
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SofTech, Inc.

59 Lowes Way, Suite 401
Lowell, MA 01851
978-513-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________

Joseph P. Mullaney
President & Chief Executive Officer
SofTech, Inc.
59 Lowes Way, Suite 401

Lowell, MA 01851
978-513-2700

 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

_______________________

Copies to:

Matthew J. Gardella, Esq.
Edwards Wildman Palmer LLP

111 Huntington Avenue
Boston, Massachusetts 02199
617-239-0100

Approximate date of commencement of proposed sale to the public:  From time to time, at the discretion of the selling shareholders, after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer .	Accelerated filer .
Non-accelerated filer .	Smaller reporting company X .
(Do not check if a smaller reporting company)

_______________________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

_______________________

EXPLANATORY NOTE

This Amendment No. 3 is being filed solely to include an updated consent of the Company’s independent registered public accounting firm as set forth in Exhibit 23.1.

Item 16.  Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description of Document
2.1

Memorandum of Agreement by and between the Company and Victor G. Bovey, dated April 11, 2011 (previously filed). (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.)

2.1.1	Amendment to Memorandum of Agreement by and between the Company and Victor G. Bovey, on behalf of AMT Software, LLC, dated May 24, 2011 (previously filed).
3.1

Articles of Organization, as amended through October 12, 1988 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2008, filed on April 14, 2008).

3.1.1	Articles of Amendment to Articles of Organization, dated April 15, 2011 (previously filed).
3.1.2	Articles of Amendment to Articles of Organization, effective June 7, 2011 (previously filed).
3.2	By-laws (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2008, filed on April 14, 2008).
5.1	Legal Opinion of Edwards Angell Palmer & Dodge LLP (previously filed).
10.1	Term Note by the Company in favor of Greenleaf Capital, Inc. dated March 25, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 1, 2009).
10.2

Revolving Line of Credit Note by the Company in favor of Greenleaf Capital, Inc. dated March 25, 2009 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 1, 2009).

10.2.1

First Amendment to Revolving Line of Credit Note by and between the Company and Greenleaf Capital, Inc. dated October 30, 2009 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 12, 2009).

10.3

Security Agreement by and between the Company and Greenleaf Capital, Inc. dated March 25, 2009 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 1, 2009).

10.3.1	First Amendment to Security Agreement by and between the Company and Greenleaf Capital, Inc. dated March 8, 2011 (previously filed).
10.4	Forbearance Agreement by and among the Company, Workgroup Technology Corporation, Information Decisions Incorporated and Greenleaf Capital, Inc. dated August 26, 2010 (previously filed).
10.5	Debt Forgiveness Agreement by and among the Company, Workgroup Technology Corporation, Information Decisions Incorporated and Greenleaf Capital, Inc. dated March 8, 2011 (previously filed).
10.6	Amended and Restated Promissory Note by the Company in favor of Greenleaf Capital, Inc. dated March 8, 2011 (previously filed).
10.7	Loan, Pledge and Security Agreement by and between the Company and One Conant Capital, LLC dated March 8, 2011 (previously filed).
10.8	Term Note by the Company in favor of One Conant Capital, LLC dated March 8, 2011 (previously filed).
10.9	Revolving Line of Credit Note by the Company in favor of One Conant Capital, LLC dated March 8, 2011 (previously filed).
10.10	Securities Purchase Agreement by and among the Company and the purchasers named therein dated March 8, 2011 (previously filed).
10.11	Registration Rights Agreement by and among the Company and the purchasers named therein dated March 8, 2011 (previously filed).
10.12	Stockholder’s Agreement by and between the Company and Greenleaf Capital, Inc. dated March 8, 2011 (previously filed).
10.13	SofTech, Inc. 2011 Equity Incentive Plan (previously filed).
10.14	Form of Notice of Grant of Incentive Stock Option and Option Agreement under 2011 Equity Incentive Plan (previously filed).
10.15	Form of Notice of Grant of Nonqualified Stock Option and Option Agreement under 2011 Equity Incentive Plan (previously filed).

10.16	Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement under 2011 Equity Incentive Plan (previously filed).
10.17	Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement under 2011 Equity Incentive Plan (Non-Employee Directors) (previously filed).
10.18	Form of Notice of Grant of Nonqualified Stock Option and Option Agreement under 2011 Equity Incentive Plan (Non-Employee Directors) (previously filed).
10.19	Intellectual Property Security Agreement by and between SofTech, Inc. and One Conant Capital, LLC dated March 8, 2011 (previously filed).
10.20	Guaranty Agreement by Information Decisions, Incorporated and Workgroup Technology Corporation, in favor of One Conant Capital, LLC dated March 8, 2011 (previously filed).
10.21	Security Agreement by and between Information Decisions, Incorporated, Workgroup Technology Corporation and One Conant Capital, LLC dated March 8, 2011 (previously filed).
10.22	Intellectual Property Security Agreement by and between Workgroup Technology Corporation and One Conant Capital, LLC dated March 8, 2011 (previously filed).
10.23	Guaranty Agreement by Joseph P. Mullaney in favor of One Conant Capital, LLC dated March 8, 2011 (previously filed).
10.24	Pledge and Security Agreement by and between Joseph P. Mullaney and One Conant Capital, LLC dated March 8, 2011 (previously filed).
10.25	Subordination and Intercreditor Agreement by and among One Conant Capital, LLC, Greenleaf Capital, Inc. and SofTech, Inc. dated March 8, 2011 (previously filed).
16.1	Letter from Caturano and Company, Inc. dated November 17, 2011. (previously filed)
21.1	Subsidiaries of the Registrant (previously filed).
23.1	Consent of McGladrey & Pullen, LLP.
23.3	Consent of Edwards Angell Palmer & Dodge LLP (previously filed)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lowell, State of Massachusetts, on December 28, 2011

SOFTECH, INC.

Date: December 28, 2011

/s/ Joseph P. Mullaney

Joseph P. Mullaney
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ Joseph P. Mullaney	President, Chief Executive Officer and Director	December 28, 2011
Joseph P. Mullaney	(Principal Executive Officer)

/S/ Amy E. McGuire	Treasurer, Clerk and Chief Financial Officer	December 28, 2011
Amy E. McGuire	(Principal Financial and Accounting Officer)

By: /S/ Joseph P. Mullaney Joseph P. Mullaney Attorney-in-fact	Vice President of Business Development and Director	December 28, 2011
Robert B. Anthonyson

By: /S/ Joseph P. Mullaney Joseph P. Mullaney Attorney-in-fact	Director	December 28, 2011
J. Phillip Cooper

By: /S/ Joseph P. Mullaney Joseph P. Mullaney Attorney-in-fact	Director	December 28, 2011
Hank Nelson

5